Exhibit 20.7
Page 1 of 3

                     Navistar Financial 1999 - A Owner Trust
                           For the Month of July 1999
                      Distribution Date of August 16, 1999
                             Amended October 5, 1999
                             Servicer Certificate #3

Original Pool Amount                                            $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                              $0.00


Beginning Pool Balance                                          $673,818,001.04
Beginning Pool Factor                                                 0.9427130

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)          $16,929,584.13
     Interest Collected                                           $4,782,883.46

Additional Deposits:
     Repurchase Amounts                                                   $0.00
     Liquidation Proceeds / Recoveries                              $107,215.28
Total Additional Deposits                                           $107,215.28

Repos / Chargeoffs                                                $1,018,503.85
Aggregate Number of Notes Charged Off                                        30

Total Available Funds                                            $21,819,682.87

Ending Pool Balance                                             $655,869,913.06
Ending Pool Factor                                                    0.9176025

Servicing Fee                                                       $561,515.00

Repayment of Servicer Advances                                            $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                          $31,783,166.15
     Target Percentage                                                    5.25%
     Target Balance                                              $34,433,170.44
     Minimum Balance                                             $14,295,295.01
     (Release) / Deposit                                            $137,609.24
     Ending Balance                                              $31,645,556.91

Current Weighted Average APR:                                            8.662%
Current Weighted Average Remaining Term (months):                         47.67

Delinquencies                                          Dollars          Notes
    Installments:                  1 - 30 days       $2,736,009.26       2,470
                                   31 - 60 days        $463,439.32         364
                                   60+  days            $74,556.46          58

     Total:                                          $3,274,005.04       2,472

     Balances:                     60+  days         $2,679,886.05          58

Memo Item - Reserve Account
     Prior Month                                    $31,584,051.89
+    Invest. Income                                    $137,609.24
+    Excess Serv.                                       $61,505.02
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $31,783,166.15


Exhibit 20.7
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of July 1999

                                                                                      NOTES

                                     TOTAL          CLASS A - 1     CLASS A - 2     CLASS A - 3       CLASS A - 4     CLASS B NOTES
                                $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
    Distribution Percentages                             100.00%            0.00%            0.00%            0.00%           0.00%
    Coupon                                               5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance          $673,818,001.04
Ending Pool Balance             $655,869,913.06

Collected Principal              $16,929,584.13
Collected Interest                $4,782,883.46
Charge - Offs                     $1,018,503.85
Liquidation Proceeds/Recoveries     $107,215.28
Servicing                           $561,515.00
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $21,258,167.87

Beginning Balance               $673,818,001.04  $106,053,250.57  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                      $3,248,574.87      $471,583.45      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                     $3,248,574.87      $471,583.45      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                    $17,948,087.98   $17,948,087.98            $0.00            $0.00            $0.00           $0.00
Principal Paid                   $17,948,087.98   $17,948,087.98            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $655,869,913.06   $88,105,162.59  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note / Certificate Pool Factor                            0.5994           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $21,196,662.85   $18,419,671.43      $911,125.00      $991,666.67      $744,514.04     $129,685.71

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
    Total Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                     $61,505.02
    (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $31,783,166.15
(Release) / Draw                   ($137,609.24)
Ending Reserve Acct Balance      $31,645,556.91


Exhibit 20.7
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of July 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5               4                   3                   2                   1
                                      Mar-99          Apr-99              May-99              Jun-99              Jul-99
Beginning Pool Balance                  N/A            N/A           $714,764,750.47     $690,784,778.67     $673,818,001.04

A)  Loss Trigger:
Principal of Contracts Charged Off      N/A            N/A               $343,521.31         $894,496.43       $1,018,503.85
Recoveries                              N/A            N/A                     $0.00               $0.00         $107,215.28

Total Charged Off (Months 5, 4, 3)                     N/A
Total Recoveries (Months 3, 2, 1)                  $107,215.28
Net Loss / (Recoveries) for 3 Mos                      N/A (a)

Total Balance (Months 5, 4, 3)                 $714,764,750.47(b)

Loss Ratio Annualized  [(a/b) * (12)]                    $0.00

Trigger:  Is Ratio > 1.5%                                   No
                                                                          May-99              Jun-99              Jul-99

B)  Delinquency Trigger:                                               $2,147,552.13       $2,071,689.88       $2,679,886.05
    Balance delinquency 60+ days                                            0.30046%            0.29990%            0.39772%
    As % of Beginning Pool Balance                                          N/A                 N/A                 N/A
    Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)  Noteholders Percent Trigger:                      4.44666%
    Ending Reserve Account Balance
    not less than 1% of Initial Aggregate
    Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer